Exhibit 10.2
                               AMENDMENT NUMBER 1
                                       TO
                              ACQUISITION AGREEMENT

Rexray Corporation and CytoDyn of New Mexico. Inc. entered into an Acquisition Agreement dated September 30, 2003. The parties wish to amend that Agreement as set forth in this Amendment Number 1. Defined terms in this Amendment have the same meanings as they have in the Acquisition Agreement.

I.      The parties agree to amend the Acquisition Agreement as follows:

A.      Article 1.i. is amended to add the following sentence:

        ISSUER understands and agrees that the trademark and license are only part of the assets of CytoDyn, and that Issuer is not acquiring the business of CytoDyn. As a result, Issuer also understands that CytoDyn is not entering into a covenant not to compete or any other restriction on CytoDyn's business in connection with this Acquisition Agreement.

B. Article 3.ii. is deleted and the following Article 3.ii is added in its place:

        Ownership of Assets. CytoDyn owns and has title to the trademark and license, subject to no liens or encumbrances.

C. Article 3.xii. is amended by adding the italicized language to the paragraph:

        Conduct of Business. Prior to the closing, CytoDyn shall conduct its business in the normal course, and shall not do any ofthe following in such a way as to effect the sale of the trademark and license under this Acquisition Agreement: (1) sell, pledge, or assign any of the trademark or license assets, (2) amend its Articles of Incorporation or Bylaws,
        (3) declare dividends, redeem or sell stock or other securities, (4) incur any liabilities, (5) acquire or dispose of any assets, enter into any contract, guarantee obligations of any third party, or (6) enter into any other transaction.

D.      Article 3.xvii is amended by deleting the title and adding in its place:
        Prior License Failure.

II.     The parties further agree that:

A. The amendments to the Acquisition Agreement will be deemed to have been made as of the date of the Acquisition Agreement.





Amendment Number 1
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B.      Except for the  amendments,  theterms and conditions of the  Acquisition
        Agreement will remain unchanged.

Dated:  November 20, 2003

REXRAY CORPORATION


By:  /s/ Brian McMahon
   ---------------------------------------
   Brian McMahon, Executive Vice President

CytoDyn of New Mexico, Inc.


By:  /s/ Allen D. Allen
   ---------------------------------------
   Allen D. Allen, President


As to paragraph 3.xiv and the provisions of paragraph 8 that apply to him only:

     /s/ Allen D. Allen
   ---------------------------------------
   Allen D. Allen, Individually










Amendment Number 1
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